Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of October 24, 2018, is made by and among INTREPID POTASH, INC., a Delaware corporation, INTREPID POTASH — MOAB, LLC, a Delaware limited liability company, INTREPID POTASH—NEW MEXICO, LLC, a New Mexico limited liability company, INTREPID POTASH — WENDOVER, LLC, a Colorado limited liability company, and each other Person that may join the Credit Agreement (as hereinafter defined) as a borrower (each may be referred to individually, as a “Borrower” and collectively herein, as “Borrowers”), 203 E. FLORENCE, LLC, a Delaware limited liability company, MOAB GAS PIPELINE, LLC, a Colorado limited liability company, and each other Person that may join the Credit Agreement as a Guarantor, the Lenders identified on the signature pages hereof, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and a Letter of Credit Issuer.

PRELIMINARY STATEMENTS:

(1)                                 The Borrowers, the Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement, dated as of October 31, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement); and

(2)                                 The Borrower Agent has requested, and the Administrative Agent (acting at the direction of the Lenders) and the Lenders have agreed, on the terms and subject to the conditions set forth below, to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                            Amendments to the Credit Agreement.

(a)                                 Pursuant to Section 11.01 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, effective on and as of the Second Amendment Effective Date (as defined in the Credit Agreement), the Credit Agreement is hereby amended as follows:

(i)                                     Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of October 24, 2018, by and among the Borrowers, the Guarantors, the Lenders signatory thereto, and the Administrative Agent.

“Second Amendment Effective Date” means the date upon which the conditions set forth in Section 2 of the Second Amendment have been satisfied.

“Senior Note Maturity Reserve” means, in the case of the maturity of any obligations evidenced by any Senior Notes due prior to January 31, 2024 (collectively, the “Earlier Maturing

Senior Notes”), a reserve established by the Administrative Agent, in its discretion exercised in good faith, on or after the date that is 60 days prior to such maturity through but excluding the date of satisfaction of such obligations, in an amount not to exceed 100.00% of such obligations, unless (a) the maturity date of the applicable Earlier Maturing Senior Notes is extended to a date that is on or after 90 days after the Maturity Date, (b) all of the applicable Earlier Maturing Senior Notes are refinanced or replaced as permitted under this Agreement and the maturity date of all of the Indebtedness that refinances or replaces such Earlier Maturing Senior Notes is on or after 90 days after the Maturity Date, or (c) all of the applicable Earlier Maturing Senior Notes are converted into equity of the Company.

(ii)                                  The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means with respect to any Type of Loan, the percentages per annum set forth below, as based upon the Average Availability for the immediately preceding month:

Level	Average Availability (as a percentage of Aggregate Revolving Credit Commitments)	LIBOR Loans	Base Rate Loans
I	> 66.67%	1.50%	0.50%
II	< 66.67% but > 33.33%	1.75%	0.75%
III	< 33.33%	2.00%	1.00%

Any increase or decrease in the Applicable Margin resulting from a change in Average Availability shall become effective as of the first day of each month (each, an “Adjustment Date”) based upon Average Availability for the immediately preceding month.  If any Borrowing Base Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 7.02(a), then the Applicable Margin shall be determined as if the Average Availability for the immediately preceding month is at Level III until such time as such Borrowing Base Certificate and supporting information are received.

(iii)                               Clause (x) in the definition of “Availability Reserves” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(x)  the Senior Note Maturity Reserve.”

(iv)                              The definition of “Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)                                 the Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by 90%; plus

(b)                                 the least of (i) the NOLV of Eligible Inventory multiplied by 85% or (ii) the Cost of Eligible Inventory multiplied by 80%; minus

(c)                                  the amount of all Availability Reserves.

The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the ordinary course of business unless (x) if so required by the Administrative Agent, the Administrative Agent has conducted Field Exams and appraisals reasonably required by it (with results reasonably satisfactory to the Administrative Agent) and (y) the Person owning such assets or property shall be a (directly or indirectly) wholly-owned Domestic Subsidiary of the Company and have become a Borrower.

(v)                                 The definition of “Designated Senior Notes Prepayments” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the proviso contained therein in its entirety to read as follows:

“provided, that, as a condition precedent to any prepayment described in the immediately preceding clause (c), the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that Availability (after (i) giving Pro Forma Effect to each such prepayment and (ii) giving effect to a reduction in the Borrowing Base of $10,000,000), as of the date of each such prepayment, shall be not less than $0.00.”

(vi)                              The definition of “Dilution Reserve” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Dilution Reserve” means, at any date of determination, (a) the percentage amount by which the Dilution Percent exceeds zero percent (0%) times (b) the amount of Eligible Accounts of the Borrowers.

(vii)                           The definition of “Disposition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including by division of a limited liability company, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

(viii)                        The definition of “Dominion Trigger Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Dominion Trigger Period” means the period (a) commencing on the day that (i) a Specified Event of Default occurs and is continuing or (ii) for a period of five (5) consecutive days, Availability is less than the greater of (x) twelve and one-half percent (12.5%) of the Aggregate Revolving Credit Commitments at such time and (y) $5,500,000 and (b) continuing until the date that during the previous thirty (30) consecutive days, (i) no Default or Event of Default has existed and (ii) Availability has been greater than the greater of (x) twelve and one-half percent (12.5%) of the Aggregate Revolving Credit Commitments at such time and (y) $5,500,000.

(ix)                              Clause (b) in the definition of “Eligible Inventory” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Inventory that (i) does not consist of finished goods or (ii) is not readily saleable in the Ordinary Course of Business, other than, in each case, Inventory that constitutes by-products solely to the extent that the Administrative Agent has conducted appraisals reasonably required by it in respect of any such by-products with results reasonably satisfactory to the Administrative Agent;”

(x)                                 The definition of “Fixed Charge Trigger Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Trigger Period” means the period (a) commencing on the day that Availability is less than the greater of (i) ten percent (10.0%) of the Aggregate Revolving Credit Commitments at such time and (ii) $4,500,000 and (b) continuing until the date that during the previous thirty (30) consecutive days, Availability has been equal to or greater than the greater of (i) ten percent (10.0%) of the Aggregate Revolving Credit Commitments at such time and (ii) $4,500,000 at all times during such period.

(xi)                              The definition of “Line Reserve” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Line Reserve” means the sum of (a) the Rent and Charges Reserve; (b) the Credit Product Reserve; (c) the aggregate amount of liabilities at any time secured by Liens upon Collateral that are senior to the Administrative Agent’s Liens; (d) sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay; (e) the Senior Note Maturity Reserve; and (f) amounts for which claims may be reasonably expected to be asserted against the Collateral, the Administrative Agent or the Lenders.

(xii)                           The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means October 31, 2023.

(xiii)                        The definition of “Payment Conditions” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Payment Conditions” means, with respect to any Specified Transaction, the satisfaction of the following conditions:

(a)                                 as of the date of any such Specified Transaction and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(b)                                 Availability (after giving Pro Forma Effect to such Specified Transaction) both as of such date and on an average daily basis during the thirty (30) consecutive day period immediately preceding the making of such Specified Transaction shall be not less than (i) in the case of a Specified Restricted Payment or Specified Debt Payment, the greater of (A) 15% of the Maximum Borrowing Amount and (B) $7,000,000, or (ii) in the case of a Specified Investment, the greater of (A) 12.5% of the Maximum Borrowing Amount and (B) $5,500,000, in each case, as of such date;

(c)                                  the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently ended Measurement Period prior to the making of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00 to 1.00; provided that, the Consolidated Fixed Charge Coverage Ratio test described in this clause (c) shall not apply if Availability (after giving Pro Forma Effect to such Specified Transaction) both as of such date and on an average daily basis during the thirty (30)

consecutive day period immediately preceding the making of such Specified Transaction shall be greater than (i) in the case of a Specified Restricted Payment or Specified Debt Payment, the greater of (A) 20% of the Maximum Borrowing Amount and (B) $9,000,000, or (ii) in the case of a Specified Investment, the greater of (A) 17.5% of the Maximum Borrowing Amount and (B) $8,000,000, in each case, as of such date; and

(d)                                 the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

(xiv)                       The definition of “Permanent Reserve” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(xv)                          The definition of “Revolving Credit Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Credit Loans, Letters of Credit and Swing Line Loans to or for the benefit of the Borrowers by the Revolving Credit Lenders, Letter of Credit Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $50,000,000, as adjusted from time to time pursuant to the terms of this Agreement; provided, that, for the avoidance of doubt, the Commitment Increase option under Section 2.18 is being utilized as of the Second Amendment Effective Date in order to effect the increase in the Revolving Credit Facility and the Aggregate Revolving Credit Commitments contemplated in the Second Amendment; provided, further, that, in connection with such utilization of the Commitment Increase option, the Administrative Agent waives (on a one-time basis and without creating any course of dealing or obligation to provide any such waiver in connection with any Commitment Increase request at any time following the Second Amendment Effective Date) delivery of the legal opinions described in Section 2.18(e)(vi)(A).

(xvi)                       The definition of “Unused Fee Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unused Fee Rate” means a per annum rate equal to 0.25%.

(xvii)                    The definition of “Voluntary Payment Conditions” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Voluntary Payment Conditions” means, with respect to any applicable Specified Debt Payment, the satisfaction of the following conditions:

(a)                                 as of the date of any such Specified Debt Payment and immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing and (ii) no Revolving Credit Loans shall be outstanding;

(b)                                 Availability (after giving Pro Forma Effect to such Specified Debt Payment) both as of such date and on an average daily basis during the thirty (30) consecutive day period immediately preceding the making of such Specified Debt Payment shall be not less than the greater of (i) 15% of the Maximum Borrowing Amount and (ii) $7,000,000;

(c)                                  the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently ended Measurement Period prior to the making of such Specified Debt Payment, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00 to 1.00; provided that, the Consolidated Fixed Charge Coverage Ratio test described in this clause (c) shall not apply if Availability (after giving Pro Forma Effect to such Specified Debt Payment) both as of such date and on an average daily basis during the thirty (30) consecutive day period immediately preceding the making of such Specified Debt Payment shall be greater than the greater of (i) 20% of the Maximum Borrowing Amount and (ii) $9,000,000, as of such date ; and

(d)                                 the Administrative Agent shall have received (i) updated financial projections of the Company and its Subsidiaries prepared in good faith in a manner consistent with those required by Section 7.01 for the remaining term of this Agreement demonstrating no anticipated Revolving Credit Loan borrowings and (ii) a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

(xviii)                 Section 2.18(a) of the Credit Agreement is hereby amended by adding a new sentence to the end of such Section to read as follows:

“The Borrower Agent confirms and agrees that, as of the Second Amendment Effective Date, after giving effect to the Second Amendment, the aggregate amount of Commitment Increases (for all requests) available to be requested and utilized under this Section 2.18 shall not exceed $5,000,000.”

(xix)                       Section 7.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)                            of the creation (by division or otherwise) or acquisition of any Subsidiary;”

(xx)                          The lead-in paragraph in Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“As soon as practicable but in any event within 30 Business Days (or such longer period as may be agreed by the Administrative Agent) following the acquisition or creation (by division or otherwise) of any Domestic Subsidiary (other than an Excluded Domestic Subsidiary), or the time any existing Domestic Subsidiary ceases to be an Excluded Domestic Subsidiary, cause to be delivered to the Administrative Agent each of the following, as applicable:”

(xxi)                       Section 8.03 of the Credit Agreement is hereby amended by (v) deleting the parenthetical in the lead-in paragraph of such Section 8.03, (w) deleting the word “and” appearing at the end of clause (f) thereof, (x) adding the word “and” at the end of clause (g) thereof, (y) deleting the proviso at the end of such Section 8.03, and (z) adding a new clause (h) following clause (g) thereof to read as follows:

“(h)                           other Investments, so long as the Payment Conditions are satisfied with respect thereto.”

(xxii)                    The lead-in paragraph in Section 8.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Merge, divide, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:”

(xxiii)                 Schedule 2.01 to the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto.

SECTION 2.                            Conditions to Effectiveness.  This Agreement shall become effective on and as of the Business Day on which the following conditions shall have been satisfied:

(a)                                 The Administrative Agent (or its counsel) shall have received from the Borrowers, the Guarantors, the Lenders, and the Administrative Agent an executed counterpart of this Agreement on behalf of each such party;

(b)                                 The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(c)                                  The Administrative Agent (or its counsel) shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan

Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of such Loan Party’s Organization Documents, shareholders’ agreements, certificates of good standing and/or qualifications to engage in business;

(d)                                 The Administrative Agent (or its counsel) shall have received a certificate of each Loan Party covering the matters described in Sections 2.18(e)(i)(B) and 2.18(e)(vi)(B) of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent;

(e)                                  All legal matters incident to this Agreement and the other documents delivered in connection herewith shall be reasonably satisfactory to the Administrative Agent on the Second Amendment Effective Date;

(f)                                   The Administrative Agent shall have received (i) all fees due and payable to the Administrative Agent and to any Lenders on or prior to the Second Amendment Effective Date, including, without limitation, an upfront fee for the account of each Lender party hereto on a pro rata basis in an aggregate amount equal to $125,000.00, which fee shall be deemed fully earned and due on the Second Amendment Effective Date and shall be nonrefundable and (ii) to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of McGuireWoods LLP) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document;

(g)                                  Each of the representations and warranties made by the Borrowers in or pursuant to Section 3 of this Agreement and in the Credit Agreement (except, in each case, to the extent applicable to an earlier date) shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Second Amendment Effective Date as if made on and as of such date; and

(h)                                 No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date, and no Default or Event of Default shall occur or shall have occurred as a result of the effectiveness of this Agreement or the consummation of the transactions set forth herein.

The Administrative Agent’s delivery to the Borrower Agent of a copy of this Agreement executed by all necessary parties described in Section 2(a) hereof shall be deemed evidence that the Second Amendment Effective Date has occurred.

SECTION 3.                            Representations and Warranties:  Each Loan Party hereby represents and warrants as follows:

(a)                                 The execution and delivery of this Agreement by such Loan Party, and the performance by such Loan Party of its obligations under this Agreement and each of the other Loan Documents delivered in connection herewith to which it is a party, is within such Loan Party’s requisite powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Organization Documents of any such Person; (ii) conflict with or result in any breach or contravention of

(x) any material Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party other than Permitted Liens; or (iv) violate any material Law in any material respect;

(b)                                 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the due execution and delivery of this Agreement by such Loan Party, and in connection with the performance by, or enforcement against, such Loan Party of its obligations under this Agreement or any other Loan Document entered into in connection herewith to which it is a party, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(c)                                  This Agreement has been, and each other Loan Document to be delivered by any Loan Party in connection herewith will have been, duly executed and delivered by such Loan Party.  This Agreement and each of the other Loan Documents delivered in connection herewith constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforcement hereof or thereof may be limited by any applicable Debtor Relief Laws or by general equitable principles; and

(d)                                 Both before and after giving effect to this Agreement, the representations and warranties of such Loan Party set forth in Article VI of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect), on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) as of such earlier date.

SECTION 4.                            Post-Closing Covenant.  Each Loan Party hereby agrees that it shall deliver, or cause to be delivered, on or prior to November 21, 2018 (or such later date as to which the Administrative Agent may otherwise agree in writing (including via e-mail transmission) in its sole discretion), to the Administrative Agent (a) a duly executed amendment to each of the Mortgages in respect of the Mortgaged Property and (b) such other Mortgage Related Documents in respect of the Mortgaged Property as are reasonably requested by the Administrative Agent in connection with the transactions contemplated by this Agreement, in each case, subject to the Intercreditor Agreement and in form and substance reasonably satisfactory to the Administrative Agent.  The failure of Loan Parties to comply with all or any portion of this Section 4 shall constitute an immediate Event of Default under Section 9.01 of the Credit Agreement for which there is no cure or remedy.

SECTION 5.                            Reference to and Effect on the Credit Agreement.

(a)                                 On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(b)                                 Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents to the “Credit

Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(c)                                  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(d)                                 Each party hereto hereby agrees that this Agreement shall be a “Loan Document”.

SECTION 6.                            Costs, Expenses.  The Borrowers agree to pay promptly on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 7.                            Release.  Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Administrative Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of the Administrative Agent or any Lender.  Each Loan Party hereby further covenants and agrees not to sue the Administrative Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against the Administrative Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of the Administrative Agent or any Lender.

SECTION 8.                            Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT ENTERED INTO IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

SECTION 10.                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INTREPID POTASH, INC.,
a Delaware corporation, as a Borrower

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH — MOAB, LLC,
a Delaware limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH—NEW MEXICO, LLC,
a New Mexico limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC,
a Colorado limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[SIGNATURE PAGE]

Intrepid — Second Amendment to Credit Agreement

203 E. FLORENCE, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

MOAB GAS PIPELINE, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[SIGNATURE PAGE]

Intrepid — Second Amendment to Credit Agreement

BANK OF MONTREAL,
as Administrative Agent, Letter of Credit Issuer,
Swing Line Lender and a Lender

By:	/s/ Stephanie Bach
Name:	Stephanie Bach
Title:	Vice President

[SIGNATURE PAGE]

Intrepid — Second Amendment to Credit Agreement

SCHEDULE 2.01

COMMITMENTS AND
APPLICABLE PERCENTAGES

(as of the Second Amendment Effective Date)

Lender	Revolving Credit Commitment	Applicable Percentage
Bank of Montreal	$50,000,000.00	100%
Total	$50,000,000.00	100%